Exhibit 10.19

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”) dated as of October 31, 2003, and effective as of June 30, 2003 (the “Effective Date”) by and among David D’Addario (“D’Addario”) and John Cameron (“Cameron”) (D’Addario and Cameron collectively “Sellers”) and Wise Recycling LLC, a Maryland limited liability company (“Buyer”).

RECITALS

A.	Wise Recycling West, LLC, a Delaware limited liability company (the “Company”) was formed on December 26, 2001, pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware.

B.	D’Addario and Cameron are parties to the Limited Liability Company Agreement of the Company dated December 26, 2001 (the “LLC Agreement”). Pursuant to the LLC Agreement, D’Addario has made a capital contribution of $80 to the Company in return for an 80% membership interest therein, and Cameron has made a $20 capital contribution to the Company in return for a 20% membership interest therein. D’Addario and Cameron are the sole members of the Company and collectively own all of the outstanding equity interests in the Company.

C.	Each of D’Addario and Cameron desires to sell, and Buyer desires to purchase, all of his outstanding membership interest in the Company effective as of the Effective Date, pursuant to the terms and conditions set forth below.

The parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

SALE AND PURCHASE OF LIMITED LIABILITY COMPANY INTEREST

SECTION 1.01. Transaction. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers and Sellers agree to sell, assign, transfer, convey and grant to Buyer, in exchange for the Purchase Price (as defined below), one hundred percent (100%) of the aggregate outstanding membership interests in the Company (the “Interest”) free and clear of all Liens (as defined below), rights of first refusal, restrictions, proxies and other encumbrances of any kind whatsoever.

SECTION 1.02. Purchase Price. The purchase price (the “Purchase Price”) to be paid by Buyer to Sellers in exchange for the Interest shall be One Hundred Dollars ($100), payable as follows:

(a)	Eighty Dollars ($80) to D’Addario; and

(b)	Twenty Dollars ($20) to Cameron.

ARTICLE 2

CLOSING; PAYMENT OF THE PURCHASE PRICE

SECTION 2.01. The Closing. Subject to Buyer’s fulfillment of its obligations under Section 2.02 below, the purchase and sale of the Interest shall be effective as of the close of business on the Effective Date.

SECTION 2.02. Payment of the Purchase Price. Buyer shall pay the Purchase Price to Sellers as provided in Section 1.02. Upon payment of the Purchase Price by Buyer, Sellers shall execute and deliver to Buyer the Receipt set forth at Exhibit A hereto.

ARTICLE 3

COVENANTS OF THE PARTIES

SECTION 3.01. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

SECTION 3.02. Further Assurances. Sellers shall execute and deliver, in the name and on behalf of the Sellers, any documents, certificates, agreements, instruments, deeds, bills of sale, assignments, assurances or other writings and shall take and do, in the name and on behalf of the Sellers, any other actions and things to vest, perfect or confirm of record or otherwise in the Buyer any and all right, title and interest in, to and under any of the rights, interests, properties or assets of the Sellers acquired or to be acquired by the Buyer as a result of, or in connection with, the transactions contemplated hereby.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to Seller, to:

David D’Addario

857 Elkridge Landing Road

Suite 600, Linthicum, MD 21090

and

John Cameron

857 Elkridge Landing Road

Suite 600, Linthicum, MD 21090

if to Buyer, to:

Wise Recycling, LLC

857 Elkridge Landing Road

Suite 600, Linthicum, MD 21090

with a copy to:

Winston & Strawn

1400 L Street, N.W.

Washington, D.C. 20005

Attention: Faton A. Bacaj, Esq.

Facsimile: (202) 371-5950

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 4.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) Except as expressly provided herein, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or at equity.

SECTION 4.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

SECTION 4.04. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned to either party hereto without the prior written consent of the other parties hereto.

SECTION 4.05. Governing Law and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to its conflicts of laws rules. Any dispute arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts located in Delaware.

SECTION 4.06. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 4.07. Limitation on Liability. Notwithstanding the foregoing, in no event shall the aggregate liability of Sellers to Buyer or of Buyer to Sellers for any claims arising out of this Agreement exceed the Purchase Price.

SECTION 4.08. Entire Agreement. This Agreement, together with all exhibits attached hereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 4.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

SELLERS:

/s/ David D’Addario
David D’Addario

/s/ John Cameron
John Cameron

BUYER:

WISE RECYCLING LLC

By:	/s/ Danny Mendelson
Name:	Danny Mendelson
Title:	President

EXHIBIT A

Receipts

(See attached)

RECEIPT

Reference is made to the Purchase Agreement between David D’Addario and John Cameron, as Sellers, and Wise Recycling, LLC, as Buyer, effective as of June 30, 2003 (the “Purchase Agreement”). In connection with the sale of Wise Recycling West, LLC by Sellers to Buyer pursuant to the Purchase Agreement, the undersigned hereby acknowledges receipt Eighty Dollars ($80).

Executed this 31st day of October, 2003.

/s/ David D’Addario
David D’Addario

RECEIPT

Reference is made to the Purchase Agreement between David D’Addario and John Cameron, as Sellers, and Wise Recycling, LLC, as Buyer, effective as of June 30, 2003 (the “Purchase Agreement”). In connection with the sale of Wise Recycling West, LLC by Sellers to Buyer pursuant to the Purchase Agreement, the undersigned hereby acknowledges receipt of Twenty Dollars ($20).

Executed this 31st day of October, 2003.

/s/ John Cameron
John Cameron